EXHIBIT 10.2

THIS AGREEMENT (this “Agreement”), dated May 26, 2011 is entered into by and between CARBONICS CAPITAL CORPORATION, a Delaware corporation (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (the “Investor”).

WHEREAS:

A.
Reference is made to certain financing arrangements entered into by and between the Company and certain of its subsidiaries (collectively, the “Obligors”) and the Investor, evidenced by, among other things, the documents, instruments, and agreements listed on Exhibit B attached hereto and incorporated herein by reference (collectively, together with all other documents, instruments, and agreements executed in connection therewith or related thereto, the “Existing Financing Documents”).

B.
Reference is also made to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of August 17, 2010, between the Company and the Investor pursuant to which the Company has issued and the Investor has purchased certain convertible debentures.  All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Securities Purchase Agreement.

C.
The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, as provided herein, and the Investor shall purchase a $120,000 secured convertible debenture in the form attached hereto as “Exhibit A” (the “Second Convertible Debenture” and together with this Agreement, the Existing Financing Documents, and all other documents, instruments and agreements executed in connection therewith or related thereto, the “Financing Documents”), which shall be convertible into Common Stock (as converted such shares of Common Stock, shall be Conversion Shares) and which shall be funded on the date hereof (the “Second Closing”) for a total purchase price of $120,000, (the “Second Purchase Price”).

D.	In order to induce the Company to issue and the Investor to purchase the Second Convertible Debenture, the parties desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1.           Purchase and Sale of Second Convertible Debenture.

(a)       Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Investor agrees to purchase at the Second Closing and the Company agrees to sell and issue to the Investor at the Second Closing the Second Convertible Debenture.

(b)       The Second Closing shall take place at 11:00 a.m. Eastern Standard Time on the same business day as the date hereof, subject to notification of satisfaction of the conditions to the Second Closing set forth in this Agreement (or such other date as is mutually agreed to by the Company and the Investor).  The Second Closing shall occur at the offices of Yorkville Advisors, LLC, 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Investor).

(c)       Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, on the Second Closing Date, (i) the Investor shall deliver to the Company such aggregate proceeds for the Second Convertible Debenture to be issued and sold to it at the Second Closing, minus the fees to be paid directly from the proceeds thereof as set forth herein, and (ii) the Company shall deliver to the Investor the Second Convertible Debenture duly executed on behalf of the Company.

2.           Representations and Warranties of Investor.

(a)       The representations and warranties of the Investor set forth in Section 2 of the Securities Purchase Agreement are hereby incorporated by reference with such changes necessary to relate to this Agreement as if set forth in their entirety herein (the “Investor Representations and Warranties”).  For the avoidance of doubt, in the Investor Representations and Warranties references to “Securities” shall be deemed references to the Second Convertible Debenture and the shares of Common Stock issuable upon conversion thereof, references to “Conversion Shares” shall be deemed to reference the shares of Common Stock issuable upon conversion of the Second Convertible Debenture, and references to “Transaction Documents” shall be deemed to include a reference to this Agreement and the Second Convertible Debenture.

(b)       The Investor hereby represents and warrants that except as may otherwise be disclosed on a disclosure schedule attached hereto, the Investor Representations and Warranties are true and correct on the date hereof (except for Investor Representations and Warranties that speak as of a specific date).

3.           Representations and Warranties of the Company.

(a)       The representations and warranties of the Company set forth in Section 3 of the Securities Purchase Agreement are hereby incorporated by reference with such changes necessary to relate to this Agreement as if set forth in their entirety herein (the “Company Representations and Warranties”).  For the avoidance of doubt, in the Company Representations and Warranties references to “Securities” shall be deemed references to the Second Convertible Debenture, and the shares of Common Stock issuable upon conversion thereof, references to “Conversion Shares” shall be deemed to reference the shares of Common Stock issuable upon conversion of the Second Convertible Debenture, and references to “Transaction Documents” shall be deemed to include a reference to this Agreement and the Second Convertible Debenture.

(b)       The Company hereby represents and warrants that except as may otherwise be disclosed on a disclosure schedule attached hereto or as set forth in the SEC Documents, such Company Representations and Warranties are true and correct on the date hereof (except for Company Representations and Warranties that speak as of a specific date).

4.      Covenants.

(a)       The Company will use the proceeds from the sale of the Second Convertible Debenture for the general corporate and working capital purposes of the Company and to make all SEC filings needed to become current with its reporting requirements.  The Company authorizes the Investor to disburse the proceeds to the Company and to certain Company payees as set forth on the closing statement entered into on the date hereof.

5.           Ratification of Financing Documents; Confirmation of Collateral; Cross-Default; Cross-Collateralization; Further Assurances.

(a)       The Company hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Existing Financing Documents, and acknowledges and agrees that, subject to the terms and conditions of this Agreement, all terms and conditions of the Existing Financing Documents shall remain in full force and effect and the Company remains liable to the Investor for the payment and performance of all amounts due under the Existing Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)       The Company hereby ratifies, confirms, and reaffirms that (i) the obligations secured by the Financing Documents include, without limitation, all amounts hereafter owed or due under the  Second Convertible Debenture and/or the Financing Documents (the “Obligations”), and any future modifications, amendments, substitutions, or renewals thereof, (ii) all collateral, whether now existing or hereafter acquired, granted to the Investor pursuant to the Financing Documents, or otherwise, shall secure all of the Obligations until the full, final, and indefeasible payment of the Obligations, and (iii) the occurrence of a default and/or event of default under any Financing Document shall constitute a default and an event of default under all of the Financing Documents, it being the express intent of the Company that all of the Obligations be fully cross-collateralized, cross-guaranteed, and cross-defaulted.

(c)       The Company has previously granted the Investor security interests in all of its assets, and to confirm the same the Company hereby grants the Investor a security interest in all of its assets, whether now existing or hereafter acquired, including, without limitation, all accounts, inventory, goods, equipment, software and computer programs, securities, investment property, financial assets, deposit accounts, chattel paper, electronic chattel paper, instruments, patents, patent applications, copyrights, trademarks, trademark applications, trade names, domain names, documents, letter-of-credit rights, health-care-insurance receivables, supporting obligations, notes secured by real estate, commercial tort claims, and general intangibles including payment intangibles, to secure the Obligations free and clear of all liens and encumbrances, except those in favor of the Investor.

(d)       The Company shall, from and after the execution of this Agreement, execute and deliver to the Investor whatever additional documents, instruments, and agreements that the Investor may require in order to correct any document deficiencies, or to vest or perfect the Financing Documents and the collateral granted therein more securely in the Investor and/or to otherwise give effect to the terms and conditions of this Agreement and/or any documents, instruments and agreement required in connection with, related to, or contemplated by this Agreement, and hereby irrevocably authorizes the Investor to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, the Investor deems necessary to perfect or evidence the Investor’s security interests and liens in any such collateral.

(e)       The Company acknowledges and agrees that this Agreement shall constitute an authenticated record as such term is defined in the Uniform Commercial Code.

(f)       The Company acknowledges and agrees that nothing contained in this Agreement, the  Second Convertible Debenture, or in any document, instrument or agreement required in connection with, related to or contemplated thereby shall be deemed to constitute (1) a waiver of any defaults or events of default now existing or hereafter arising, (2) an agreement to forbear by the Investor with respect to such defaults or events of default, or (3) an amendment, modification, extension or waiver of any of the terms of the Financing Documents or of any of the Investor’s rights and remedies thereunder.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of date first above written.

COMPANY:
CARBONICS CAPITAL CORPORATION

By:	/s/ Stephen Schoepfer
Name:	Stephen Schoepfer
Title:	Chief Financial Officer

INVESTOR:
YA GLOBAL INVESTMENTS, L.P.
By:	Yorkville Advisors, LLC
its Investment Manager

By:	/s/ Mark Angelo
Name:	Mark Angelo
Title:	Managing Partner

Disclosure Schedule

EXHIBIT 10.2

Exhibit A

Form of Second Convertible Debenture

[SEE EXHIBIT 10.1]

Exhibit B
(Financing Documents)

DEBENTURES

1.	Secured Convertible Debenture dated February 8, 2008 issued by the Company to the Investor in the original principal amount of $3,050,369 (Debenture No. CCP-4);

2.	Secured Convertible Debenture dated December 12, 2005 issued by the Company to the Investor in the original principal amount of $1,475,000 (Debenture No. CCP-3);

3.	Secured Convertible Debenture dated June 26, 2007 issued by the Company to the Investor in the original principal amount of $570,000 (Debenture No. GSHF-3-1);

4.	Secured Convertible Debenture dated June 30, 2009 issued by the Company to the Investor in the original principal amount of $4,000,000 (Debenture No. CICS-5);

5.	Secured Convertible Debenture dated August 17, 2010 issued by the Company to the Investor in the original principal amount of $650,000 (Debenture No. CICS-7);

SECURITIES PURCHASE AGREEMENTS

6.	Securities Purchase Agreement dated as of August 17, 2010 entered into by and between the Company and the Investor;

SECURITY DOCUMENTS

7.	Security Agreement dated as of August 17, 2010 by and among the Company and each subsidiary or affiliate of the Company listed on Schedule 1 attached thereto, in favor of the Investor;

8.	Guaranty Agreement dated as of August 17, 2010 by and among each of the entities listed on Schedule 1 attached thereto, in favor of the Investor;

9.
Pledge and Escrow Agreement dated as of August 17, 2010 by and among by Four Sea-Sons LLC a Delaware limited liability company, Westport Energy, Acquisition, Inc., a Delaware corporation, the Company, and each subsidiary, direct and indirect, of the listed on Schedule I attached thereto or joined thereto in the future in favor of the Investor;

10.	Leashold Deed of Trust and Security Agreement dated August 17, 2010 by an among the Company and Chicago Title Insurance Company, for the benefit of the Investor;

11.
Intercreditor and Subordination Agreement dated August 17, 2010 by and between the Investor, New Earthshell Corporation, and acknowledged and agreed to by the Company, Westport Acquisition, Inc., Westport Energy, LLC, and Four Sea-Sons LLC;

12.	Ratification and Amendment Agreement dated August 17, 2010 by and among the Investor and the parties listed on Schedule 1 attached thereto;

13.	Guaranty Agreement dated as of August 17, 2010 given by Viridis Capital LLC in favor of the Investor;

14.	Security Agreement dated as of August 17, 2010 given by Viridis Capital LLC in favor of the Investor;

15.	Subordination Agreement dated August 17, 2010 by and among the Investor, YA Corn Oil Systems, LLC, the Company and Greenshift Corporation;